EXHIBIT 5.1

SICHENZIA ROSS FRIEDMAN FERENCE LLP
61 Broadway, 32nd Floor
New York, NY 10006

Telephone: (212) 930-9700
Facsimile: (212) 930-9725

November 21, 2014

VIA ELECTRONIC TRANSMISSION

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

RE:	Bioheart, Inc.
Registration Statement on Form S-1

Ladies and Gentlemen:

We refer to the above-captioned registration statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), filed by Bioheart, Inc., a Florida corporation (the “Company”), with the Securities and Exchange Commission on this November 21, 2014.

We have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

Based on our examination mentioned above, we are of the opinion that the 9,109,128 shares of common stock being offered pursuant to the Registration Statement are duly authorized, legally and validly issued, fully paid and non-assessable and the 134,703,463 shares of common stock, issuable upon the occurrence of certain events as set forth in the Registration Statements and being offered pursuant to the Registration Statement will, when issued in the manner described in the Registration Statement, be duly authorized, legally and validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under “Legal Matters” in the related Prospectus. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ Sichenzia Ross Friedman Ference LLP

Sichenzia Ross Friedman Ference LLP